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                                                          Exhibit 99.B(7)(e)(ii)

                           ING FINANCIAL ADVISERS, LLC

                                  AMENDMENT TO
                         DISTRIBUTION SERVICES AGREEMENT

April 28, 2006

ReliaStar Life Insurance Company of New York
20 Washington Avenue South
Minneapolis, MN  55401

Ladies and Gentlemen:

We wish to amend the Distribution Services Agreement dated as of the 5th day of December, 2001, and subsequently amended May 1, 2003, November 1, 2004, August 31, 2005 and December 7, 2005 respectively (the "Agreement"), by and between ING Financial Advisers, LLC (the "Distributor") and ReliaStar Life Insurance Company of New York.

We hereby amend the Agreement in the following form:

1. By replacing the existing AMENDED SCHEDULE A with the AMENDED SCHEDULE A attached hereto.

2. All of the other provisions contained in the Agreement shall remain in full force and effect.

3.   This Amendment shall become effective as of the date first written above.


                                         ING Financial Advisers, LLC


                                         By:    /s/ Terran R. Titus
                                              -----------------------------
                                              Terran R. Titus
                                              Vice President, Advisory Services

ACCEPTED AND AGREED TO:

ReliaStar Life Insurance Company of New York


By:     /s/ Laurie M. Tillinghast
      -------------------------------
      Laurie M. Tillinghast
      Vice President

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                               AMENDED SCHEDULE A

                                       TO

                         DISTRIBUTION SERVICES AGREEMENT

You will assist in the distribution of the Adviser Class and Class T Shares of Common Stock, par value $.001 of ING Partners, Inc. (the "Shares") and, in addition to other fees to which you may be entitled, shall receive fees at an annual rate set forth below in respect of the following Shares payable pursuant to Rule 12b-1 under the Investment Company Act of 1940.*

                                                                                 ADVISER CLASS       CLASS T
                                                                                 -------------       -------
ING American Century Large Company Value Portfolio                                   0.25%
ING American Century Select Portfolio                                                0.25%
ING American Century Small-Mid Cap Value Portfolio                                   0.25%
ING Baron Asset Portfolio                                                            0.25%
ING Baron Small Cap Growth Portfolio                                                 0.25%
ING Columbia Small Cap Value II Portfolio                                            0.25%
ING Davis Venture Value Portfolio                                                    0.25%
ING Fidelity(R)VIP Contrafund(R)Portfolio                                            0.25%
ING Fidelity(R)VIP Equity-Income Portfolio                                           0.25%
ING Fidelity(R)VIP Growth Portfolio                                                  0.25%
ING Fidelity(R)VIP Mid Cap Portfolio                                                 0.25%
ING Fundamental Research Portfolio                                                   0.25%
ING Goldman Sachs(R)Capital Growth Portfolio                                         0.25%
ING Goldman Sachs(R)Structured Equity Portfolio                                      0.25%
ING JPMorgan International Portfolio                                                 0.25%
ING JPMorgan Mid Cap Value Portfolio                                                 0.25%
ING Legg Mason Partners Aggressive Growth Portfolio                                  0.25%
ING Legg Mason Partners Large Cap Growth Portfolio                                   0.25%
ING Lord Abbett U.S. Government Securities Portfolio                                 0.25%
ING MFS Capital Opportunities Portfolio                                              0.25%
ING Neuberger Berman Partners Portfolio                                              0.25%
ING Neuberger Berman Regency Portfolio                                               0.25%
ING OpCap Balanced Value Portfolio                                                   0.25%
ING Oppenheimer Global Portfolio                                                     0.25%
ING Oppenheimer Strategic Income Portfolio                                           0.25%
ING PIMCO Total Return Portfolio                                                     0.25%
ING Pioneer High Yield Portfolio                                                     0.25%
ING Solution 2015 Portfolio                                                          0.25%            0.50%
ING Solution 2025 Portfolio                                                          0.25%            0.50%
ING Solution 2035 Portfolio                                                          0.25%            0.50%
ING Solution 2045 Portfolio                                                          0.25%            0.50%
ING Solution Income Portfolio                                                        0.25%            0.50%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio                               0.25%
ING T. Rowe Price Growth Equity Portfolio                                            0.25%

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
                                                                                 ADVISER CLASS       CLASS T
                                                                                 -------------       -------
ING Templeton Foreign Equity Portfolio                                               0.25%
ING UBS U.S. Large Cap Equity Portfolio                                              0.25%
ING UBS U.S. Small Cap Growth Portfolio                                              0.25%
ING Van Kampen Comstock Portfolio                                                    0.25%
ING Van Kampen Equity and Income Portfolio                                           0.25%

* Rule 12b-1 fees will be paid quarterly within one month following the end of each calendar quarter after you supply services to your customers who purchase Shares. These fees are based on the average daily net asset value of the Shares during the period covered by the payment. You will not receive payment of any fees for any quarterly period if you are entitled to less than $1,000. To the extent that we are required to waive any portion of the Rule 12b-1 fees payable to us by ING Partners, Inc., you shall waive a proportionate share of the Rule 12b-1 fees payable to you hereunder.

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